Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT
TO CREDIT AND GUARANTY AGREEMENT
AND FIRST AMENDMENT
PLEDGE AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT AND FIRST AMENDMENT PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 24, 2010 and is entered into by and among TRONOX WORLDWIDE LLC, a Delaware limited liability company (the “Borrower”), TRONOX INCORPORATED, a Delaware corporation (“Holdings”), GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to (i) that certain SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION AND EXIT CREDIT AND GUARANTY AGREEMENT, dated as of December 24, 2009 (as amended through the date hereof, the “Credit Agreement”) by and among the Borrower, Holdings, the subsidiaries of the Borrower named therein, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein and (ii) the Pledge and Security Agreement referred to in the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Pledge and Security Agreement as provided for herein; and
     WHEREAS, subject to certain conditions, Lenders party hereto are willing to agree to such amendments relating to the Credit Agreement and the Pledge and Security Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT
1.1	Amendments to Section 1 of the Credit Agreement: Definitions.
     A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “First Amendment” means that certain First Amendment to Credit and Guaranty Agreement, dated as of June 24, 2010, among the Borrower, Holdings, Administrative Agent, the financial institutions and the Guarantors listed on the signature pages thereto.

     “First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.
     B. Section 1.1 of the Credit Agreement is hereby amended by deleting the defined terms “Obligations” and “Secured Obligations” and replacing them with the following definitions:
“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to Agents (including former Agents), the Arranger, Lenders or any of them under any Credit Document and Lender Counterparties under any Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise, including all such Obligations as may be novated in accordance with Section 3.6.
“Secured Parties” means the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents and Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.
1.2	Amendments to Section 3.3 of the Credit Agreement.
     A. Clause (g) of Section 3.3 of the Credit Agreement is hereby deleted in its entirety and replaced with “(g) [reserved]”.
     B. The Required Lenders hereby acknowledge that the Facility Extension Notice, dated as of April 26, 2010, complies with Section 3.3 of the Credit Agreement, as amended hereby.
1.3	Amendments to Clause (b) of Section 5.15 of the Credit Agreement. Clauses (ii), (iii) and (iv) of Section 5.15(b) of the Credit Agreement are amended and restated in their entirety as follows:
     (ii) on or prior to September 23, 2010, the applicable Plan Support Documents shall have become the valid and binding obligations of each Environmental Claimant party thereto, enforceable against such Environmental Claimant in accordance with its respective terms, subject to expiration of any comment period applicable to the Plan Support Documents and entry of the Confirmation Order by the Bankruptcy Court;

     (iii) on or prior to September 23, 2010, the Bankruptcy Court shall have entered an order, in form and substance reasonably satisfactory to Administrative Agent, approving the Disclosure Statement; and
     (iv) on or prior to November 30, 2010, the Bankruptcy Court shall have entered the Confirmation Order.
1.4	Amendment to Section 6.1 of the Credit Agreement. Section 6.1(t) of the Credit Agreement is amended and restated in its entirety as follows:
(t) (i) Indebtedness under Currency Agreements for the purpose of hedging Australian Dollar/U.S. Dollar exposure and (ii) on and after the Exit Facility Conversion Date, Indebtedness under Eligible Commodity Hedging Agreements, Interest Rate Agreements and other Currency Agreements; provided, that such Eligible Commodity Hedging Agreements shall be unsecured;
1.5	Amendment to Section 6.6 of the Credit Agreement. Section 6.6(k) of the Credit Agreement is amended and restated in its entirety as follows:
(k) (i) Currency Agreements for the purpose of hedging Australian Dollar/U.S. Dollar exposure which constitute Investments and (ii) on and after the Exit Facility Conversion Date, Hedge Agreements and Eligible Commodity Hedging Agreements which constitute Investments; provided that Administrative Agent shall have received a certificate of an Authorized Officer of Holdings notifying Administrative Agent of the entry into any such Hedge Agreement;
1.6	Amendment to Section 6.19 of the Credit Agreement. Section 6.19 of the Credit Agreement is amended and restated in its entirety as follows:
6.19 Kwinana Investment. Borrower shall not, and shall not permit its Subsidiaries to, make the Kwinana Investment unless, at the time of making such investment, (i) the pro forma Leverage Ratio of Holdings and its Subsidiaries (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter prior to the making of such investment) is 2.75:1.00 or less, (ii) Administrative Agent shall have received satisfactory evidence that the Excess Availability of Holdings and its Subsidiaries at the time of making such investment is equal to or greater than $40,000,000 after giving effect to such investment and any payments related thereto and (iii) Borrower shall have utilized Cash and Cash Equivalents of a Foreign Subsidiary of Borrower organized in Australia

(“Australian Subsidiary”) and/or obtained an Alternative Facility of an Australian Subsidiary (or other commercially viable financing of such Foreign Subsidiary) in order to make such Kwinana Investment or otherwise fund such Kwinana Investment by such Australian Subsidiary.
1.7	Amendment to Pledge and Security Agreement. The definition of “Secured Parties” in the Pledge and Security Agreement is hereby deleted in its entirety.
SECTION II. CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
     A. Execution. Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties, and (ii) consent and authorization from the Requisite Lenders to execute this Amendment on their behalf.
     B. Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, (i) to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Credit Document, (ii) all fees and other amounts due and payable to the Administrative Agent pursuant to Section 2.8(g) of the Credit Agreement and (iii) the Extension Fees payable under the Credit Agreement with respect to the Initial Facility Extension Date.
     C. Consent Fees. The Administrative Agent shall have received, for the account of each Lender that has executed and delivered a signature page approving this Amendment on or prior to 4:00 p.m., New York City time, on June 18, 2010 or such later time as the Administrative Agent may notify the Lenders (the “Consent Deadline”), a fee in an amount equal to 0.50% of the aggregate amount of the Loans outstanding immediately prior to the First Amendment Effective Date.
     D. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.
     E. Bankruptcy Court Approval. The Credit Parties shall have obtained the entry of an order, in form and substance satisfactory to the Administrative Agent, approving this Amendment and any fees payable pursuant to Section 2.8(g) and authorizing the Credit Parties to execute, deliver and perform under this Amendment and any fees payable pursuant to Section 2.8(g).
     F. Other Documents. The Administrative Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as Administrative Agent or Collateral Agent may reasonably request.

SECTION III. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement and the Pledge and Security Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.
     C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the Organizational Documents of Holdings, the Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date.
     D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Borrower and Holdings of the Amended Agreement and the other Credit Documents.
     E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legally valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. After giving effect to the amendments set forth herein, event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION IV. ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Pledge and Security Agreement and this Amendment and consents to the amendment of the Credit Agreement and the Pledge and Security Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).
     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement, the Pledge and Security Agreement or any other Credit Document to consent to the amendments to the Credit Agreement and the Pledge and Security Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, the Pledge and Security Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement or the Pledge and Security Agreement.

SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement, the Pledge and Security Agreement and the Other Credit Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement or the Pledge and Security Agreement, as applicable, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement or the Pledge and Security Agreement, as applicable, each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in the other Credit Documents to the “Pledge and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Pledge and Security Agreement, shall mean and be a reference to the Pledge and Security Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement, the Pledge and Security Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement, the Pledge and Security Agreement or any of the other Credit Documents.
     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. TO THE EXTENT NOT GOVERNED BY THE PROVISIONS OF THE BANKRUPTCY CODE, THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	TRONOX WORLDWIDE LLC
By:
Name:
Title:

BORROWER:	TRONOX INCORPORATED
By:
Name:
Title:

By:
Name:
Title:

GUARANTORS:	TRONOX FINANCE CORP.
CIMARRON CORPORATION
TRIPLE S REFINING CORPORATION
SOUTHWESTERN REFINING COMPANY, INC.
TRIANGLE REFINERIES, INC.
TRANSWORLD DRILLING COMPANY
TRIPLE S MINERALS RESOURCES CORP.
TRIPLE S, INC.
TRONOX LLC
TRONOX HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to First Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent
By:
Authorized Signatory

[Signature Page to First Amendment]

[Name of Lender]

Name:
Title:

☐   The undersigned Lender is not an Affiliated Lender1.
☐   The undersigned Lender is an Affiliated Lender.

1	“Affiliated Lender” means (i) any Lender, together with its Affiliates, that possesses, directly or indirectly, the power (a) to vote 15% or more of the Securities having ordinary voting power for the election of directors of Holdings or (b) to direct or cause the direction of the management and policies of Holdings, whether through the ownership of voting securities or by contract or otherwise; and (ii) any Lender, together with its Affiliates, that directly or indirectly owns more than 15% of the aggregate principal amount of the Senior Notes.
[Signature Page to First Amendment]